EXHIBIT 7r

                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
                         ___________________________

                               LEASE AGREEMENT

This Lease Agreement (hereafter called the "Lease") is made as of the _____ day of January, 1999 (hereafter called the "Date of this Lease") by and between HCF Realty, Inc., a Michigan corporation, (hereafter called "Landlord") and China Peregrine Food Corporation, a Delaware corporation (hereafter called "Tenant").

1.    DESCRIPTION OF PREMISES.

      1.1 By executing this Lease, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants, and conditions set forth herein, those premises shown on Exhibit A attached hereto (hereafter called the "Leased Premises") located in the building (hereafter called the "Building") located on the property described on Exhibit B attached hereto (hereafter called the "Property") and known as 11300 US Highway No. 1, Palm Beach Gardens, Florida, said Leased Premises aggregating 2,485 Rentable Square Feet.

      1.2 During the period that Tenant is properly entitled to have and continue in possession of the Leased Premises as provided in article 2 below, Tenant shall peacefully have, hold, and enjoy the Leased Premises against all persons claiming by, through, or under Landlord, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained.

      1.3 If necessary to comply with laws, rules, or requirements of any governmental bureau or agency, Landlord shall have the right, with reasonable notice to Tenant and without liability to Tenant, to move any wall or partition in or dividing the Leased Premises and, in the event that the amount of Tenant's Rentable Square Feet is affected, the rent to be paid hereunder shall be increased or decreased in proportion to the change in such square footage.

2.    TERM AND HOLDING OVER.

      2.1 The Leased Premises are leased for a term of five years to commence at 12:01 a.m. on the third day after a Certificate of Completion is issued by Palm Beach Gardens for the Leased Premises, but not later than May 1, 1999 and shall expire at 11:59 p.m. on the day immediately preceding the fifth anniversary of the Commencement Date (hereafter called the "Term"), unless the Term shall sooner expire as hereafter provided.

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      2.2   If Landlord fails to deliver possession of the Leased Premises at the aforesaid commencement of the Term because (i) Landlord's Work (as defined in section 2.4 below) shall not have been substantially completed or (ii) of any other cause or reason beyond the reasonable control of Landlord, then:

            (a)   The Term shall not commence on the date set forth in
      section 2.1 above but instead shall commence at 12:01 a.m. on such date as is fixed by Landlord in a notice to Tenant as the earliest date as of which Landlord is not thus prevented from delivering possession of the Leased Premises substantially complete and ready for occupancy by Tenant (provided, however, that Landlord may similarly at any time prior to such date, by notice to Tenant, change the date thus fixed for the commencement of the Term in a prior notice),

            (b) The Term shall expire at 11:59 p.m. on the day which immediately precedes the fifth anniversary of the delayed commencement date described in clause (a) above, unless the Term shall sooner expire as hereafter provided,

            (c) Neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin and end as provided in clauses (a) and (b) above, and

            (d) Tenant shall have no claim against Landlord because of Landlord's failure due to such circumstances to deliver possession of the Leased Premises on the date originally or subsequently fixed therefor.

      2.3 The dates upon which the Term shall commence and expire for the purposes of this Lease as provided in section 2.1 (as modified by section 2.2) above are herein called the "Commencement Date" and the "Expiration Date", respectively, which dates shall be unaffected by the time as of which Tenant's physical occupancy of the Leased Premises actually begins and ends.

      2.4 Prior to the Commencement Date, Landlord shall perform the work and make the installations in the Leased Premises substantially as set forth in Exhibit C attached hereto (such work and installations being herein called "Landlord's Work"). Landlord's obligation to perform Landlord's Work shall not require Landlord to incur overtime costs or expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of material and supplies, and for any other cause or event beyond Landlord's reasonable control. If any dispute shall arise as to whether the Leased Premises are substantially complete and ready for Tenant's occupancy, a certificate furnished by Landlord's architect certifying the date of substantial completion shall be conclusive and binding upon Landlord and Tenant of that fact and date. Effective as of the execution of this Lease, Tenant has paid Landlord the nonrefundable sum of $21,321, representing Tenant's share of the cost of Landlord's Work. Neither Landlord nor Tenant shall be obligated to pay to the other any amount in the event that there is a decrease or increase in the total costs of Landlord's Work.

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      2.5   If Tenant shall continue in possession after the expiration of the Term until this Lease is terminated effective as of the end of any calendar month by Landlord or Tenant upon advance notice to the other (the effective date of which notice is not less than one month prior to such month end), such possession shall be on a month to month basis subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy except that, during such month to month tenancy and until Tenant shall have surrendered possession of the Leased Premises, the Base Rent as provided in section 3.1 below shall be at a rate equal to twice the monthly Base Rent payable during the last month immediately prior to the expiration of the Term.

3.    RENT.

      3.1 Tenant agrees to pay Landlord [without deduction or offset (other than the credit for the good faith deposit as provided in section
4.2 below), prior notice, or demand] and Landlord agrees to accept, as rent for the Leased Premises, the sum of $3,416.88 per month (such rent being herein called the "Base Rent") in lawful money of the United States payable in advance each month during the Term of this Lease, the first such monthly rent payment being due on the first day of the calendar month in which the Commencement Date occurs and a similar monthly rent payment being due on the first day of each calendar month thereafter during the Term of this Lease, provided, however, that, if either the first or last monthly rent payment relates to a less than full month of the Term, the amount of such first and/or last payment shall be prorated on a per diem basis. Said Base Rent shall be increased as required pursuant to section 3.2 below. Unless otherwise directed by Landlord, all rent and other payments under this Lease shall be payable to Landlord and delivered to Landlord in care of:

                        Walters/Gottlieb Partners, Inc.
                        Phillips Point East Tower
                        777 South Flagler Drive
                        Suite 221
                        West Palm Beach, FL  33401

      3.2 The monthly Base Rent specified in section 3.1 above shall be the amount due and payable for each full calendar month with respect to the first 12 full calendar months of the Term. Commencing with the amount due and payable for the first calendar month after that first 12 calendar month period, with respect to each subsequent 12 calendar month period wholly (or partially) within the Term, the monthly Base Rent shall be increased by an amount equal to the Cost of Living Percentage applied to the Base Rent applicable to the last month of the immediately preceding 12 month period. The "Cost of Living Percentage" shall be 5%.

      3.3 In addition to the Base Rent due pursuant to section 3.1 above, as increased by the Cost of Living Percentage under section 3.2 above, Tenant agrees to pay Landlord as additional rent Tenant's
Proportionate Share of the Operating Expenses of the Building and Property, which is estimated to be $1,331.55 per month

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for the Leased Premises for 1999 (an Operating Expense Breakdown Per 1999
Proposed Operating Costs is attached as Exhibit E). The term "Proportionate Share" shall mean that fraction, the numerator of which is the total number of Rentable Square Feet applicable to the Leased Premises as described in sections 1.1 (i.e., presently 2,485 Rentable Square Feet), 1.3, and 1.4 above and the denominator of which is the total number of Rentable Square Feet of space contained within the Building (i.e., presently 55,841 Rental Square Feet), Tenant's Proportionate Share presently being .0445013. If the Term, including any holding over period as described in section 2.5 above, covers less than the entire calendar year involved, Tenant's Proportionate Share of that year's Operating Expenses shall be prorated on a per diem basis. The term "Operating Expenses" shall mean all costs for the calendar year involved in operating, servicing, managing, and maintaining the Property and the Building (but shall not include leasing commissions, interest on debt, or capital retirement of debt) and more particularly, but without restricting the generality of the foregoing, shall include such costs as the following insofar as they are attributable to the Property or the Building -

            (a) Salaries, wages, medical, surgical, fringe and general welfare benefits (including medical and surgical benefits), group life insurance, contributions to pension and profit sharing plans, payroll taxes, worker's compensation and unemployment insurance contributions, employment agency fees, and other employee expenses of Landlord.

            (b) Water and sewer charges, common electric, common power and fuel, and common other utilities.

            (c) Window cleaning (inside and outside), Building alarm service, elevator maintenance service, pest control, air conditioning, janitorial service, and any supplies or materials required with the service items.

            (d) General maintenance, including the service and replacement of all machinery, supplies, equipment, tools, and materials (including light bulbs and ballasts for all common areas).

            (e) Management fees and chargeable expenses of any management company(ies) employed by Landlord in connection with managing the Property and the Building for Landlord (including all charges and fees in connection with terminating such arrangements).

            (f) All taxes and assessments (including special assessments) and governmental charges and fees assessed upon the Property, the Building, and any personal property of Landlord, wherever situated, to the extent such personal property's use is a component of Operating Expenses, including without limitation any occupancy, gross receipts, or rental taxes assessed against Landlord, but not income or franchise taxes or any other taxes imposed or measured by Landlord's income or profits unless the same is in lieu of real estate taxes.

            (g) Landscape and lawn care, sprinkler system service, maintenance of street lights, power and manual broom sweeping of parking lot surface and

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      drives, relining and sealing of asphaltic surface areas, maintenance of signs, trash structures, and in general any and all similar items related to the asphalt surface spaces, landscaping, sodded areas, and sidewalks.

            (h) Legal and accounting services, hazard and liability insurance, and all other costs and expenses of operating the Building and the Property, including the cost (amortized in such manner and over such period as is permissible for federal income tax purposes under the Internal Revenue Code and Treasury Regulations at the time placed into service as determined by Landlord in its sole discretion together with 12% per annum of the unamortized balance) of (i) any capital improvements made to the Building or the Property by Landlord after the Date of this Lease if such capital improvements are for labor or energy saving devices or materials in order to reduce operating expenses or are required under any governmental law or regulation that was not applicable to the Building or the Property at the time it was constructed and (ii) any equipment, furniture, or other personal property to the extent used and/or available for use in connection with such operating, servicing, managing, or maintaining of the Property or the Building.

            (i)   All warranty and contract maintenance fees and charges.

The accrual method of accounting shall be used to determine whether a cost or expense item shall be included in the amount of Operating Expenses for any given calendar year.

      3.4 Prior to the Commencement Date and during the 30 days immediately preceding the beginning of each calendar year thereafter, Landlord shall furnish to Tenant a written estimate of the Operating Expenses for the current or ensuing calendar year, as the case may be, and Tenant's monthly Proportionate Share of such estimated Operating Expenses. Tenant shall pay as additional rent such monthly estimated amount to Landlord on the same dates as payments are due on the Base Rent applicable to the months of such calendar year. Within 120 days after the end of each calendar year involved, Landlord shall furnish to Tenant a statement setting forth in reasonable detail the actual Operating Expenses incurred by Landlord during such year and Landlord or Tenant shall within 30 days thereafter make such allowance or payment, respectively, as is necessary to adjust such estimated amounts to Tenant's actual share of Operating Expenses as shown on such statement. Any amount due Tenant shall be credited against installments next coming due pursuant to this section 3.4 (or by payment to Tenant if adjustment is to be made with respect to the last year of this Lease). Tenant's obligation to pay Landlord for actual Operating Expenses hereunder shall survive the termination of this Lease.

      3.5 If at any time during any calendar year involved the Operating Expenses are increased to rate(s) or amount(s) greater than that used in calculating the estimated Operating Expenses for such calendar year, Tenant's estimated monthly payment of such Operating Expenses shall be increased for the month in which such increase becomes effective and for succeeding months to reflect such increase as applicable.

Upon receipt of notice of such increase in rate or amount, Landlord shall notify Tenant of the amount or estimated amount of increase, the month in which it shall become effective, and Tenant's monthly share thereof. Tenant shall pay such increases to Landlord as part of Tenant's monthly payments of estimated Operating Expenses as provided in section 3.4 above commencing with the month in which such increase shall be effective.

      3.6 Landlord agrees to keep true and accurate records of Operating Expenses in accordance with commercially reasonable accounting principles for each calendar year. Each statement of Operating Expenses provided to Tenant shall set forth in reasonably sufficient detail the Operating Expenses for said year. Tenant shall have the right during reasonable business hours and upon not less than 10 days prior notice to Landlord to examine the records of Operating Expenses within six months from the date of any such statement of Operating Expenses. Upon expiration of such six month period, Landlord's statement of Operating Expenses shall be deemed conclusively accepted by Tenant.

      3.7 Tenant acknowledges that late payment by Tenant to Landlord of rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain (such costs include, but are not limited to, processing and accounting charges). Therefore, in the event Tenant shall fail to pay any rent or other amount due hereunder at the time such amount is due, Tenant shall pay to Landlord a late charge equal to 5% thereof and said charges shall be due and payable immediately as additional rent. In addition, any amounts due pursuant to the terms of this Lease (including late charges) not paid within 30 days of the due date shall incur interest at the rate of 18% per annum from and after the due date.

4.    DEPOSITS.

      4.1 Tenant has deposited with Landlord effective as of execution of this Lease the sum of $10,000 as security for Tenant's full performance of all applicable provisions of this Lease, receipt of which is hereby acknowledged. If at any time Tenant shall be in default in payment of rent or any other sum due Landlord hereunder or is otherwise in default hereunder, Landlord may in its sole discretion apply all or any part of the security deposit toward such payment or toward the curing of such default. Landlord may likewise apply all or any part of the security deposit to repair damages to the Leased Premises occurring during the tenancy created by this Lease. In such event, Tenant shall on demand pay to Landlord a like sum as additional security. Landlord may also retain all or any part of the security deposit as needed to repair damages to the Leased Premises upon termination of the tenancy created by this Lease. If Tenant is not in default at the termination of this Lease and there are no damages to the Leased Premises, Landlord shall return the security deposit to Tenant.

      4.2 A good faith deposit in the amount of $10,643.62 (equal to Base Rent and estimated Operating Expenses for the first and 60th months of the
Term) has been paid by Tenant to Landlord effective as of the execution of this Lease, receipt of which is hereby acknowledged. Such amount represents consideration for entering into this Lease. If Tenant takes possession of the Leased Premises pursuant to this Lease, such amount shall be credited as payment of Base Rent and Operating Expenses when and as such respective rental payments for the first and 60th months of the Term come due. If this Lease is accepted by Landlord and Tenant then fails to occupy the Premises within 60 days after the Commencement Date, such good faith deposit shall be forfeited.

      4.3 Tenant hereby acknowledges that Landlord shall be entitled to immediately endorse and cash Tenant's security and good faith deposit check(s) accompanying this Lease. It is further agreed and understood that such action shall not guarantee acceptance of this Lease by Landlord but, in the event Landlord does not accept this Lease within 30 days of its receipt, the amount received by Landlord on cashing such check(s) shall be promptly refunded in full to Tenant. Landlord may commingle all security and good faith deposits with other funds. In the event Landlord transfers its interest in the Leased Premises, Landlord may assign to the transferee thereof the amount of such security and good faith deposits in which event Landlord shall thereafter have no further liability for the return of such amounts.

5.     USE OF PREMISES.

      5.1 The Leased Premises shall be used for general executive office activities but for no other purpose. The Leased Premises shall not be used for any illegal purposes or in violation of any regulation of any governmental body or in any manner which might be expected to create any nuisance or trespass, to vitiate any insurance, or to increase the premium rate of insurance on the Leased Premises, the Building, or the Property. Tenant agrees to comply with all governmental laws, ordinances, rules, regulations, decrees, or requirements applicable to the use and occupancy of the Leased

Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises which will obstruct or interfere with the rights of other tenants in the Building or which may be dangerous to the person or property of others. If Tenant receives notice of any claim of violation of any law, rule, or regulation applicable to the Leased Premises, Tenant shall give prompt notice thereof to Landlord.

      5.2 Tenant shall not commit or suffer any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or on the Property. Tenant shall maintain order in the Building and shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them.

      5.3 Tenant shall not (i) put up or operate any refrigeration, heating, or air conditioning apparatus, steam engine, boiler, machinery, oven, or stove within the Leased Premises [except a typical household refrigerator, dishwasher (assuming there is adequate plumbing, etc.), and microwave and a commercial coffee maker], (ii) carry on any mechanical business thereon, (iii) do any cooking therein, or (iv) use or allow to be used upon the Leased Premises any inflammables or explosives or any offensive gases or liquids. Tenant shall keep the Leased Premises equipped with all safety appliances required by law, ordinance, or any other regulation of public authority.

      5.4 No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing premium rate upon, be prohibited by, be in conflict with, invalidate, or cause the cancellation of insurance on the Building (or any fixture, equipment, or other property therein) or the Property. At its sole cost and expense, Tenant shall comply with any and all requirements pertaining to the Leased Premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises, Building, and the Property. Tenant agrees to pay to Landlord as additional Base Rent any increase attributable to Tenant's acts in premiums on policies which may be carried by Landlord on the Leased Premises covering personal injury, damages to the Building, and loss of rent caused by fire and the perils normally included in extended coverage.

      5.5 Landlord shall provide draperies, shutters, and/or blinds to the Leased Premises' interior windows. Tenant will not place any draperies, shutters, blinds, signs, advertising matter, or material (except for such notices mandated by applicable law as approved by Landlord) on the exterior or the interior of the Building or Leased Premises which may be seen from the exterior of the Leased Premises or of the Building.

      5.6 Tenant shall not (i) vacate or abandon the Leased Premises at any time during the Term of this Lease or (ii) permit the Leased Premises to remain unoccupied for a period longer than 30 consecutive days during the Term of this Lease. If Tenant shall abandon, vacate, or surrender the Leased Premises or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of Landlord, be deemed abandoned and available to Landlord to use or sell, without accountability to Tenant, in such manner as determined by Landlord. In the event that Tenant shall fail to remove all or the designated portion of such personal property within ten days of Landlord's notice to Tenant to do so, all costs, expenses, and losses incurred by Landlord in the removal and disposal by Landlord of such personal property shall be borne by Tenant and reimbursed by Tenant to Landlord as additional rent due under this Lease.

      5.7 Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight, location, and position of all safes, heavy business machines, and equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise, and annoyance.

      5.8 Tenant will observe and comply with the Rules and Regulations attached hereto as Exhibit D, together with such amendments thereto and further rules and regulations as Landlord may prescribe on notice to Tenant with regard to use of the Leased Premises, the Building, and the Property by Tenant, its officers, agents, contractors, servants, employees, patrons, customers, clients, licensees, visitors, and invitees.

6.    KEYS AND ENTRY BY LANDLORD.

      6.1 Not more than two keys for the Leased Premises will be furnished to Tenant without charge by Landlord (the charge for additional keys shall be equal to Landlord's cost thereof). At termination of the Lease, Tenant shall return to Landlord all keys to doors in the Building.

      6.2 Tenant shall permit Landlord and Landlord's agents to enter the Leased Premises at any time in the event of an emergency to perform any acts relating to the safety, preservation, or protection of the Building and at all reasonable times for the purpose of (i) inspecting the Leased Premises or the Building, (ii) exhibiting the Leased Premises or the Building to prospective purchasers, mortgagees, or assignees of mortgagees of the Building or the Property, or any portion thereof, (iii) making repairs, alterations, or additions to any portion of the Building, or (iv) showing the Leased Premises to prospective tenants during the last six months of this Lease, all without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned.
At all times Landlord shall have and retain a key with which to unlock all of the doors in, upon, and about the Leased Premises, excluding Tenant's vaults and safes. No changes to existing locks shall be made and no additional locks or latches shall be put upon any door without the prior consent of Landlord.

7.    ALTERATIONS AND MECHANICS' LIENS.

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      7.1   Alterations shall not be made to the Leased Premises without the prior consent of Landlord, which consent Tenant acknowledges and accepts Landlord may withhold in its sole and absolute discretion.

      7.2 Should Tenant desire to alter the Leased Premises and should Landlord approve and consent to such alteration(s) (at Landlord's option), Tenant shall permit Landlord to make said alterations and amortize the total cost thereof as additional Base Rent (subject to escalation as provided in section 3.2 above) for the balance of the Lease Term. Landlord shall be entitled to utilize all investment, energy, and similar tax credits as are provided by the Internal Revenue Code or tax laws of the state of Florida on eligible property acquired or constructed by Landlord at its expense, regardless of whether such expense may be eventually borne by Tenant in the form of increased Base Rent and/or as a component of Operating Expenses. Should Landlord elect to not provide said alterations:

            (a) Tenant shall only contract with such contractors as are approved by Landlord (and all said alterations shall be subject to Landlord's prior consent relative to design, location, materials and workmanship, and control of payments to contractor) and

            (b) Prior to commencement by Tenant of said alterations, Tenant shall provide Landlord with (i) evidence satisfactory to Landlord regarding adequate financial arrangements to insure proper and timely payment of the cost thereon and (ii) copies of all governmental permits and authorizations which may be required in connection with such work together with evidence of such workers compensation, personal injury, property damage, and other insurance as Landlord may require because of the nature of the work to be done by Tenant.

      7.3 Notwithstanding anything in sections 7.1 and 7.2 above, Tenant may, upon Landlord's prior consent, install trade fixtures or other trade equipment in conformance with applicable federal, state, and local government laws and regulations and the same may be removed upon the termination of this Lease, provided that Tenant shall not be in default under any of the terms and conditions of this Lease and the Leased Premises are not damaged by such removal. Tenant shall keep the Leased Premises, the Building, and the Property free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant (the bonding of a lien by a reputable casualty or insurance company satisfactory to Landlord shall be deemed the equivalent of a discharge of such lien). All such work provided for above shall be (i) done at such times and in such manner as Landlord may from time to time designate, (ii) of quality at least equal to the original work or installations, and (iii) done in a good and workmanlike manner.

      7.4 Except as provided in section 7.3 above, all fixtures, improvements, alterations, and additions which may be made or installed by either Landlord or Tenant in or about the Leased Premises which are in any manner attached to the floors, walls, or ceilings shall belong to and be the property of Landlord and shall remain on the

Leased Premises during the Term of this Lease and at the expiration or termination hereof, except for such property, if any, which Landlord may designate that Tenant shall remove prior to such expiration or termination. Tenant agrees to repair all damage to the Leased Premises caused by any such removal and to restore the Leased Premises to the condition in which they were prior to removal of said articles. Any such property so designated by Landlord to be removed, which shall be left in or upon the Leased Premises, shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant shall return the Leased Premises on the termination of the Lease in broom clean condition together with all improvements in the same condition as when rented to Tenant, reasonable wear and tear excepted. All costs and expenses, including risk of loss, of such removal or disposal by Landlord shall be borne by Tenant and reimbursed by Tenant to Landlord as additional rent due under this Lease.

8.    PARKING AND COMMON AREAS.

      8.1 Tenant shall be entitled to park in common with other tenants of Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant acknowledges and accepts that Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded or overburdened and, in such event, to allocate parking space among Tenant and other tenants.

      8.2 The phrase "Parking by Tenant" as used herein means the use of the Property and lower level covered parking garage, if applicable, by Tenant and by Tenant's officers, agents, contractors, servants, employees, patrons, customers, clients, licensees, visitors, and invitees for the parking of motor vehicles in connection with the use of and/or visits to the Leased Premises. There will be no assigned parking except as provided in section 8.3 below or as provided by Landlord in specific instances. Parking by Tenant of any trucks, trailers, motor homes, and commercial vehicles in any of the parking spaces is prohibited. All Parking by Tenant shall be subject to and in accordance with any applicable law, ordinance, or other regulation of public authority.

      8.3 During the period that Tenant is properly entitled to have and continue in possession of the Leased Premises as provided in article 2 above, Tenant is assigned five parking space(s) in the lower level covered parking garage. The monthly parking fee for such parking space(s) shall be $30 per space per month and shall be considered as additional Base Rent, subject to all of the terms and conditions set forth in sections 3.1, 3.2, 3.7, and 4.2 above. Parking by Tenant in any lower level covered parking space(s) shall be limited to the location(s) as from time to time specified by Landlord.

      8.4 Lubrication, painting, steam cleaning, sandblasting, or other repair, service, and maintenance of any motorized vehicle, equipment, or machinery on the Property is specifically prohibited. Any motorized vehicle, equipment, or machinery abandoned, disabled, or in a state of nonoperation or disrepair shall not be permitted on the Property. Tenant hereby agrees to enforce said restriction with respect to Tenant's own motorized vehicles, equipment, or machinery and those known to be owned by its officers, agents, contractors, servants, employees, patrons, customers, clients, licensees, visitors, and invitees. Should Landlord, in its sole discretion, determine that a violation of this restriction has occurred, the vehicle, equipment, trailer, or machinery shall be deemed abandoned or in trespass and shall be removed from the Property and all costs thereof (including any towing, removal, or storage charges) incurred by Landlord shall be the obligation of Tenant, if identified as being responsible under the terms of this provision, and shall be reimbursed to Landlord as additional rent when invoiced. Landlord accepts no responsibility for theft, collision, vandalism, fire, acts of God, or any other casualty of motorized vehicles, equipment, or machinery parked or stored on the Property (or while the motorized vehicle, equipment, or machinery is under tow or otherwise stored should removal be required as heretofore set forth).

      8.5 Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change (i) the arrangement or location of entrances, passageways, doors, doorways, corridors, stairs, restrooms, and other common areas of the Building and to change the designated express or local stops of elevators servicing the Leased Premises or (ii) any aspect of the Property, but such changes shall be designed to avoid any material obstruction or reduction in Tenant's access to the Leased Premises and other appurtenances.

9.    REPRESENTATIONS AND ACCEPTANCE OF PREMISES.

      9.1 Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Property, or the Leased Premises except as herein expressly set forth and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

      9.2 By execution of this Lease should the Leased Premises be already complete and improved without any Landlord's Work being called for in section 2.4 above or, if otherwise, by occupying the Premises, Tenant acknowledges that it has examined the Leased Premises and accepts them "AS IS" and as being in the condition and improved as called for by this Lease.

10.   LANDLORD'S SERVICES.

      10.1 Except where otherwise specified, Landlord shall furnish the following services during workday hours of 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, inclusive, except holidays observed by national banks in Palm Beach County, Florida:

            (a) Elevator service in common with other tenants during such hours as are set by Landlord, provided that at all times Landlord shall make available to Tenant one elevator to service the Leased Premises in common with the premises of other tenants,

            (b) Water for ordinary lavatory purposes and common use restrooms,

            (c) Heating, cooling, and ventilation service for the Building and Leased Premises,

            (d) Cleaning and pest control services of the Building, including the Leased Premises, during nonbusiness hours, except Saturdays and Sundays, and

            (e) Electric current and lighting (including bulbs, switches, ballasts, tubes, etc.) for common areas.

      10.2 Landlord shall in no way be liable for cessation of any of the services under this article 10 caused by strike, accident, breakdown, or other causes beyond Landlord's reasonable control nor shall Landlord be liable for damages from the stopping of elevators or elevator service or from any of the fixtures or equipment in the Building being out of repair or for injury to person or property caused by any defects in the electrical equipment, ventilating and air conditioning system, elevators, or water apparatus or for any damages arising out of failure to furnish the services enumerated in this article. Cessation of any of the services of this article 10 shall not be considered to be an eviction or disturbance of Tenant's use of the Leased Premises nor shall this Lease or any of the provisions be deemed invalidated by such cessation.

      10.3 There shall be no abatement, setoff, or apportionment of rent payable by Tenant relative to the failure of Landlord to furnish any of the services under this article 10 or the making of any of the repairs or maintenance.

      10.4 Landlord's obligation to furnish light, power, and utilities shall be conditioned upon the availability of adequate sources thereof. Landlord shall have the right to reduce heating, cooling, lighting, and water supplies within the Building as required by any mandatory or voluntary fuel, energy or water savings, conservation, allocation, or similar statute, regulation, order, or program.

11.   UTILITIES AND TAXES.

      11.1 Tenant shall pay directly to the supplier or utility company involved all charges for electric service relative to the Leased Premises, said services to be separately metered by individual meters applied for by Tenant and in Tenant's own name.

      11.2 If Tenant uses the water or sewer services for other than restroom or drinking purposes, any increased water or sewer fees resulting from such usage shall, at the option of Landlord, be charged to and paid by Tenant as additional rent for the applicable months involved.

      11.3 Should Tenant's trash volume or frequency be of such size as to create additional costs for pickup, additional container size, more frequency of pickup, or special handling, Landlord, at its option, may from time to time impose a trash service charge on Tenant or increase said charge if previously applicable, said amount being charged as additional rent for the applicable months involved.

      11.4 Should Landlord charge Tenant for additional water, sewer, or trash service, Tenant shall remit the amount to Landlord within ten days of receipt of invoice or pay same as additional rental installments thereafter, whichever is elected by Landlord.

      11.5 Tenant shall pay for all telephone services or for any and all other services provided in or upon the Leased Premises as Tenant shall elect to contract for.

      11.6 Landlord shall not be liable to Tenant for any compensation, damages, or reduction in rent by reason of inconvenience or losses arising from failure or reduction of electric service, water or sewer service, telephone service, trash removal service, or other utility services.

      11.7 If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all taxes and assessments on Tenant's personal property in addition to all rental, sales, and use taxes or other similar taxes, if any, levied or imposed on Tenant by any city, county, state, federal, or other governmental body.

12.   LIABILITY INSURANCE AND INDEMNIFICATION BY TENANT.

      12.1 Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than $1,000,000 in respect to injuries to or death of any one person in any one occurrence, not less than $3,000,000 in respect of any one occurrence or accident, and an amount of not less than $500,000 per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Tenant shall furnish Landlord with a certificate of such policy prior to occupancy under this Lease and, within five days of Landlord's request therefor, shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord and any mortgagee as an additional insured and shall provide that it shall not be cancelled or altered without 30 days prior notice to Landlord. Each policy required by this Lease shall further contain a provision permitting Tenant to waive all rights of recovery and claims by way of subrogation, substantially in the following form:

            "This insurance policy shall not be cancelled should the insured waive in writing prior to any loss any or all right of recovery against any party for loss covered by this policy."

      12.2 If Landlord is adjudged a coinsurer by its insurance carrier on account of the failure of Tenant to comply with any provision of this article 12, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of an invoice therefore and evidence of such loss. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant and, in the event Tenant believes that any such insurance coverage provided for under this Lease is insufficient, Tenant shall obtain at its own expense such additional insurance as Tenant deems adequate. In the event Tenant fails to provide Landlord with evidence of insurance as required by this article 12, Landlord shall have the right but not the obligation to procure such insurance on behalf of Tenant, charging all costs and expenses to Tenant as additional rent hereunder.

      12.3 Tenant waives for itself, its respective insurance companies, and its officers, employees, and agents any and all rights of recovery and claims by way of subrogation against Landlord, its officers, employees, or agents for the full amount of any loss to the extent covered by any insurance.

      12.4 Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from (i) Tenant's use of the Leased Premises or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about the Leased Premises, (ii) any act, neglect, fault, or omission of Tenant or its agents or employees, and (iii) all costs, attorney fees, expenses, and liabilities incurred in or about such claim or any action or proceeding brought thereof. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of and hereby waives all claims in respect to damage to property or injury to persons in or about the Leased Premises, the Building, and the Property from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after notice by Tenant of such failure. The obligations of Tenant under this article 12 arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

13.   LIMITATION OF LIABILITY.

      13.1 The term Landlord as used in this Lease shall be limited to mean and include only HCF Realty, Inc. and its successors and assigns and in no event shall such term or any covenant be construed to impose a personal obligation upon the leasing broker or property manager, each of which is an independent contractor authorized by the owner of the Leased Premises to secure (but not execute) leases and to manage the Property and the Building. Nothing herein shall be construed to imply or impose a general agency relationship upon either the leasing broker or property manager.

      13.2 In the event of any transfer of title to the Property, the Building, or the Leased Premises, Landlord shall be automatically freed and relieved from all personal liability with respect to performance of any covenant or obligation on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during their respective successive periods of ownership.

      13.3 Notwithstanding anything to the contrary contained in this Lease, it is agreed and understood that Tenant shall look solely to the Property for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being intended hereby that no other assets of Landlord shall be subject to levy, execution, attachment, or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

14.   SUBORDINATION.

      14.1 This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, neither Tenant's obligations hereunder shall be affected nor Tenant's right to quiet possession of the Leased Premises shall be disturbed if Tenant is not in default and as long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless and until this Lease is otherwise terminated.

      14.2 At Landlord's request, Tenant shall promptly execute any and all documents required to effectuate subordination as required under this article. Tenant hereby irrevocably appoints and constitutes Landlord as Tenant's attorney in fact to do so in Tenant's name, place, and stead.

      14.3 Nothing herein shall prevent Landlord from selling or in any way affect Landlord's right or ability to sell to one or more purchasers all or any part of the Building or the Property. If any such sale includes the Leased Premises, Tenant shall pay all rents and other amounts due hereunder to the purchaser upon receipt of notice of such sale, including the name and address of the purchaser, from Landlord.

      14.4 Landlord shall have the right at any time to change the name, designation, and/or address of the Building without the consent of or liability to Tenant.

      14.5 In the event of any default on the part of Landlord (i.e., Landlord's actual failure or refusal to observe or perform any term, covenant, or condition provided under this Lease), Tenant shall give to Landlord notice specifying the type and nature of such default(s). Thereafter, Landlord shall have a reasonable period of time (a minimum of 30 days) in which to cure such default(s). If any such specified default shall not be cured within a reasonable period, Tenant shall give notice thereof to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Leased Premises, provided that Tenant has been given notice of such beneficiary's or mortgagee's name and address, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including the time to obtain possession of the Leased Premises by power of sale or by judicial foreclosure if such should prove necessary to effect a cure.

      14.6 Landlord and Tenant mutually agree that, should any then present or prospective lender, mortgagee, or holder of any deed of trust of the Property or the Building require any changes in this Lease, which change shall not materially affect the rights and obligations of Landlord and Tenant under this Lease, they will cooperate with each other in good faith to make the language of this lease document acceptable to such lender, mortgagee, or holder. Tenant shall execute any subordination, nondisturbance, and attornment agreements as may be required by (i) any such lender, mortgagee, or holder of any deed of trust or (ii) any purchaser under proceedings brought for foreclosure or pursuant to an exercise of a power of sale by any such lender, mortgagee, or holder of any deed of trust.

      14.7 Within ten days after request by Landlord, Tenant shall deliver to Landlord or any other person specified by Landlord a duly executed and acknowledged written instrument certifying all of the following:

            (a) That the Lease is unmodified and is in full force and effect or, if there has been any modification, that same is in full force and effect as so modified and identifying such modification(s),

            (b) Whether or not within the knowledge of Tenant (i) there are then existing any setoffs or defenses in favor of Tenant against the enforcement of any of the terms, covenants, and conditions of this Lease by Landlord and, if so, specifying the same and (ii) Landlord has observed and performed all of the terms, covenants, and conditions on the part of Landlord to be observed and performed and, if not, specifying the same, and

            (c) The dates to which Base Rent together with all other additional rent payments and all other charges hereunder have been paid, and Tenant does hereby irrevocably appoint Landlord as Tenant's attorney in fact to do so in Tenant's name, place, and stead.

15.   CONDEMNATION.

      15.1 If any part of the Leased Premises shall be taken or condemned for public or quasi public use (other than for temporary use or occupancy) and a part thereof remains which is susceptible of occupation hereunder, this Lease shall terminate as to the part so taken as of the date possession shall be taken by the condemnor (hereafter called the "Condemnation Date") and the rent subsequently payable shall be adjusted so that Tenant shall be required to pay for the remainder of the Term only such portion of such rent as is representative of the number of Rentable Square Feet in the part remaining after the Condemnation Date in relation to the number of Rentable Square Feet in the entire Leased Premises immediately prior to the Condemnation Date, except that, in such event, Landlord shall have the option by notice to Tenant on or before the Condemnation Date to terminate this Lease effective as of the Condemnation Date, in which case Landlord shall refund to Tenant any prepaid rent which, as of the Condemnation Date, is attributable to the condemned Leased Premises. Notwithstanding the above, if 20% or more of the Leased Premises shall be taken, Tenant shall have the option by notice to Landlord on or before the Condemnation Date to terminate this Lease effective as of the Condemnation Date.

       15.2 If all of the Leased Premises shall be taken or condemned for public or quasi public use (other than for temporary use or occupancy) or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate effective as of the Condemnation Date and Landlord shall refund to Tenant any prepaid rent which, as of the Condemnation Date, is attributable to the condemned Leased Premises.

      15.3 Landlord shall be entitled to receive the entire award for any and all condemnations, including any award made for the value of the estate vested by this Lease in Tenant. For this purpose, Tenant hereby expressly assigns to Landlord any and all right, title, and interest of Tenant in the Leased Premises now or hereafter arising except that, notwithstanding the foregoing, Tenant shall be entitled to any award for the loss or taking of its fixtures and for its relocation expenses.

16.   DESTRUCTION.

      16.1   If for any reason other than Tenant's act, use, or occupation
(i) a partial destruction of the Leased Premises or the Building occurs during the Lease Term which requires repairs to either the Leased Premises or the Building or (ii) the Leased Premises or the Building are declared unsafe or unfit for occupancy by any public authority which declaration requires repairs to either the Leased Premises or the Building, Landlord shall forthwith make such repairs, provided such repairs can be completed within 120 days (during normal working hours and without incurring overtime costs or expenses) under then currently applicable laws and regulations.
In no event shall partial destruction (including any destruction necessary in order to make repairs required by any declaration) annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made to the extent to which the destruction and the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. If such repairs cannot be so completed within said 120 day period, Landlord may, at its option, make the same within a reasonable time, this lease continuing in full force and effect and the rent to be proportionately abated as provided in this section. In the event that Landlord does not so elect to make such repairs which cannot be so completed within said 120 day period or such repairs cannot be so completed under then currently applicable laws and regulations, this Lease may be terminated at the option of either party by giving notice thereof to the other party (the effective date of such notice being the effective date of termination of this Lease).

      16.2 A total destruction (including any destruction required by any authorized public authority) of the Leased Premises shall terminate this Lease on notice thereof from Landlord to Tenant, the effective date of such notice being the effective date of such termination.

      16.3 In the event of any dispute between Landlord and Tenant relative to the provisions of this article, each may select an arbitrator, the two arbitrators so selected shall select a third arbitrator, and the three arbitrators so selected shall hear and determine the controversy and their decisions thereon shall be final and binding on both Landlord and Tenant who shall bear the cost of such arbitration equally between them. Landlord shall not be required to repair or replace any property installed in the Leased Premises by Tenant. No damages, compensation, or claims shall be payable by Landlord for Tenant's inconvenience, loss of business, or annoyance arising from any repair of any portion of the Leased Premises or of the Building except for the proportionate reduction of rent as provided herein. Tenant hereby waives any right under applicable laws inconsistent with the terms of this section.

      16.4 Notwithstanding anything to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds with respect to any partial destruction of the Leased Premises or the Building be applied to such indebtedness, Landlord shall have the right to terminate this Lease without liability to Tenant by notice of termination to Tenant, the effective date of such notice being the effective date of such termination.

17.   ASSIGNMENT AND SUBLETTING.

      17.1 Tenant shall not nor attempt to assign, sublet, mortgage, or hypothecate this Lease or any interest in this Lease or permit the use of the Leased Premises by any person or persons other than Tenant. For purposes of this Lease, an assignment shall constitute:

            (a) Any transfer of this Lease from Tenant, including transfer by merger, consolidation, or liquidation,

            (b) If Tenant is a corporation, any sale, issuance, or transfer of any stock of Tenant other than by public trading, by operation of law or otherwise, by which an aggregate of more than 50% of Tenant's stock shall be owned by those who were not stockholders as of the date hereof, or

            (c) If Tenant is a partnership, any admission or withdrawal of a partner or change of the capital interest or profits/losses interest in such partnership by which an aggregate of more than 50% of Tenant's capital interest or profits/losses interest shall be owned by those who were not partners as of the date hereof.

Any stock and/or partnership capital interest or profits/losses interest of Tenant owned by or for a corporation, partnership, estate, or trust shall be considered as owned proportionately by its shareholders, partners, or beneficiaries.

      17.2 If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this article 17, Landlord may collect the rent from the assignee. If the Leased Premises or any part thereof are sublet to, occupied by, or used by any person other than Tenant, whether or not in violation of this article 17, Landlord may collect the rent from the subtenant, user, or occupant after default by Tenant under this Lease. In either case, Landlord shall apply the net amount collected to the rent reserved in this Lease, but neither any such assignment, subletting, occupancy, or use nor any such collection or application shall be deemed either a wavier of any term, covenant, or condition of this Lease or an acceptance by Landlord of such assignee, subtenant, occupant, or user as tenant.

      17.3 Notwithstanding the prohibitions set forth in sections 17.1 and 17.2 above, Landlord may in its sole and uncontrolled discretion consent to an assignment, sublease, mortgage, hypothecation, occupation, or use but such consent shall not release Tenant from its primary liability under the Lease nor shall it be deemed a consent to any other assignment, sublease, mortgage, hypothecation, occupation, or use by or to any other party.

18.   LANDLORD'S LIEN.

      18.1 As security for Tenant's payment of rent, damages, and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Leased Premises. If

Tenant is in default in the payment of any rent, damage, or other payments required to be made by this Lease, Landlord may take any action it deems necessary that may be available to it under applicable law. Except in the case of abandoned personal property as provided in section 5.6 above, the proceeds of the sale of the personal property shall be applied by Landlord first toward the costs and expenses of removal and sale and then toward the payment of all sums then due or to become due by Tenant to Landlord under the terms of this Lease.

      18.2 To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws of the State of Florida pertaining to "Landlord's Liens", this Lease is intended as and constitutes a security agreement within the meaning of Florida's Uniform Commercial Code ("UCC"). In addition to the rights prescribed in this Lease, Landlord shall have a lien upon and interest in Tenant's property now or hereafter located upon the Leased Premises which grants Landlord a security interest (as that term is defined under the UCC) to secure the payment to Landlord of the various amounts provided in this Lease. Tenant agrees to and shall execute and deliver to Landlord such UCC financing statements and such further notices as Landlord may at any time consider necessary to create, perfect, and preserve the lien provided in this article 18, which shall include a lien upon all additions, substitutions, replacements and accessions thereto, and all proceeds of its or their sale or other disposition. At the expense of Tenant, Landlord may cause such UCC financing statements and notices to be recorded and rerecorded, filed and refiled, and renewed or continued at such times and places as may be required or permitted by law to create, perfect, and preserve such liens. Tenant does hereby irrevocably appoint Landlord as Tenant's attorney in fact to execute such UCC financing statements and notices and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed originally by Tenant.

19.   TERMINATION OF LEASE.

      19.1   In the event that this Lease:

            (a) Is terminated under any of the provisions of this Lease or by written agreement of Landlord and Tenant specifying the effective date of termination or

            (b)   Is deemed terminated by operation of law,

the Lease Term and Tenant's right to possession shall be deemed to have expired as of the effective date of such termination.

      19.2 If Tenant shall not have surrendered possession of the Leased Premises after this Lease is terminated, Tenant's failure to surrender possession of the Leased Premises as of the effective date of termination shall constitute an Event of Default as described in article 20 below and until Tenant does surrender possession:

            (a) All of Tenant's obligations under this Lease, including the obligation to pay rent at the rate specified in section 2.5 above, shall continue undiminished by such termination and

            (b) Landlord may exercise all rights and remedies under this Lease and under applicable law to regain possession of the Leased Premises, to collect amounts due, and to obtain damages for any and all defaults (all as provided in articles 21 and 22 below).

      19.3 After Tenant has surrendered possession of the Leased Premises after this Lease is terminated, all of Tenant's obligations and Landlord's rights under this Lease and under applicable law shall continue undiminished by such termination to the extent of Landlord's right to collect amounts due, if any, and to obtain damages for defaults, if any, all as provided in articles 21 and 22 below.

20.   DEFAULTS.

      20.1 The occurrence at any time (whether prior or subsequent to the Commencement Date) of any of the following events shall constitute an "Event of Default" by Tenant under this Lease:

            (a) Tenant's failure, regardless of the cause, to make payment when due of any rent (whether Base Rent or additional rent of any kind) if such failure shall continue for a period of five days after notice by Landlord to Tenant of such failure,

            (b) Tenant's failure to observe or perform any term, covenant, or condition of this Lease on Tenant's part to be observed or performed (other than covenants for the payment of rent) if Tenant shall fail to remedy such breach within 15 days after notice by Landlord to Tenant of such breach (or, if such breach is of such a nature that it cannot be completely remedied within said period of 15 days, Tenant shall not commence within said period of 15 days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such breach),

            (c)   Tenant's:

                  (1) Filing of a voluntary petition in bankruptcy or insolvency,

                  (2)   Adjudication as being bankrupt or insolvent,

                  (3) Filing of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or under any other present or future applicable federal, state, or other statute or law,

                  (4) Execution of an assignment for the benefit of creditors, or

                  (5) Consent to, acquiesce in, or otherwise seeking of the appointment of any trustee, receiver, or liquidator of Tenant or of all or any part of the property of Tenant,

            (d)   The:

                  (1) Commencement of any proceeding against Tenant (whether by the filing of a petition or otherwise) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy act or under any other present or future applicable federal, state, or other statute or law which proceeding shall not have been dismissed within 30 days after the commencement thereof,

                  (2) Appointment of any trustee, receiver, or liquidator of Tenant (or of all or any part of the property of Tenant) without the consent or acquiescence of Tenant if such appointment shall not have been vacated or otherwise discharged within 30 days of such appointment, or

                  (3) Taking, occupying, or attempted taking or occupying of any part or all of the Leased Premises pursuant to any execution or attachment issued against Tenant or any of the property of Tenant,

            (e) Tenant's failure to observe or perform any term, covenant, or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building if such failure shall continue beyond any grace period set forth in such other lease for the remedying of such failure,

            (f) The Leased Premises shall become vacant, deserted, or abandoned,

            (g) Tenant's interest in this Lease shall, in whole or in part, devolve upon or pass to any other person, whether by operation of law or otherwise, except as expressly permitted under article 17 above, or

            (h) Tenant's failure to surrender possession of the Leased Premises after termination of this Lease (as provided in article 19 above).

       20.2   If, at any time:

            (a) Tenant shall be comprised of two or more persons (whether as partners or cotenants of any kind),

            (b) Tenant's obligations under this Lease shall have been guaranteed by or are the responsibility of any person other than Tenant, or

            (c)   Tenant's interest in this Lease shall have been assigned,

all references to "Tenant" in clauses (c) and (d) of section 20.1 above shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of

Tenant during the pendency of any proceeding of the types referred to in such clauses (c) and (d) of section 20.1 above shall be deemed paid as compensation for the use and occupation of the Leased Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any Event of Default under section 20.1 above.

      20.3 If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

21.   REMEDIES.

      21.1 If any Event of Default (as defined in article 20 above) shall occur, then Landlord shall have the following remedies in addition to any other remedies provided elsewhere in this Lease and by law -

            (a) At any time after such Event of Default, at Landlord's option, Landlord may give to Tenant five days notice of termination of this Lease and, in the event such notice is given, this Lease shall be terminated (whether prior or subsequent to the Commencement
      Date) as of the expiration of such five days.

            (b) Either with or without termination of this Lease, Landlord may immediately and without notice (or at any later time after the occurrence of such Event of Default) reenter the Leased Premises or any part thereof either by summary proceedings or by any other applicable action or proceeding or by force or otherwise (without being liable to indictment, prosecution, or damages therefor), and may repossess the Leased Premises and remove any and all of Tenant's property and effects from the Leased Premises.

            (c) Either with or without termination of this Lease, Landlord may relet the whole or any parts of the Leased Premises from time to time, either in the name of Landlord or otherwise, to such tenant(s) for such term(s) ending before, on, or after the original Expiration Date at such rental(s) and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord (i) shall not be liable for the failure to collect any rent due upon any such reletting and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability and (ii) may make such repairs, replacements, alterations, additions, improvements, decorations, and other physical changes in and to the Leased Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

            (d) Either with or without termination of this Lease, Landlord may recover from Tenant:

                  (1)   All past due amounts and

                  (2) All damages Landlord may incur by reason of such default and/or breach,

      all as described in article 22 below.

      21.2 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant (including all creditors), does hereby further waive any and all rights which Tenant and all such persons might otherwise have under present or future law to redeem the Leased Premises, to reenter, or repossess the Leased Premises, or to restore the operation of this Lease, after:

            (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge,

            (b)   Reentry by Landlord, or

            (c)   Termination of this Lease,

whether such dispossession, reentry, or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "reenter", "reentry", and "reentered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

      21.3 In the event of a breach or threatened breach by Tenant (or any persons claiming through or under Tenant) of any term, covenant, or condition of this Lease on Tenant's part to be observed or performed, Landlord shall also have the right to enjoin such breach or threatened breach and the right to invoke any other right and/or remedy allowed by law or in equity as if reentry, summary proceedings, and other special remedies were not provided in this Lease for such breach.

      21.4 The remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity, nor shall the election of any remedy specifically provided herein be deemed an election of remedies as to preclude the invoking of any other remedy provided herein.

      21.5 The waiver by Landlord of (including any express or implied consent to) any breach of any term, covenant, or condition herein contained shall not be deemed to be a wavier of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. Failure on the part of Landlord to (i) complain of any act or failure to act of Tenant, (ii) continue to complain or to pursue complaints with respect to any act or failure to act of Tenant, or (iii) declare Tenant in default, irrespective of how long such failure(s) continue(s), shall not constitute a waiver by Landlord of any rights and remedies with respect thereto under this Lease or otherwise at law or in equity (subject, however, to any grace period provided in this Lease). The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

22.   DAMAGES.

      22.1 If, as a result of the occurrence of any Event of Default (and as provided in section 21.1 above), this Lease is terminated or Landlord shall reenter the Leased Premises, then:

            (a) Tenant shall pay to Landlord all rent (including Base Rent and additional rent of all kinds) and other charges (including late charges and interest, if any, as provided in section 3.7 above) payable under this Lease by Tenant to Landlord to the date upon which
      (i) this Lease shall have terminated or (ii) Landlord shall have reentered the Leased Premises, whichever shall have first occurred, and

            (b) Tenant shall pay to Landlord any deficiency (hereafter called the "Deficiency") between the rent (including Base Rent and additional rent of all kinds) reserved in this Lease for the period which otherwise would have constituted the remainder of the Term after the date referred to in paragraph (a) above and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of section 21.1(c) above for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease and/or Landlord's reentry upon the Leased Premises, all repossession costs, brokerage commissions, legal expenses, attorney fees, alteration costs, and other expenses of preparing the Leased Premises for such reletting).

                  (1) Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of rent and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise (including late charges and interest, if any, as provided in section 3.7 above), and no suit to collect such amounts for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding.

                  (2) Whether or not Landlord shall have collected any monthly Deficiency as aforesaid, in lieu of subsequent Deficiency installments Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the rent (including Base Rent and additional rent of all kinds) reserved in this Lease for the period which, at the time of such demand, otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Leased Premises for the same period. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Leased Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting. Solely for the purposes of this section 22.1(b)(2), the term "rent" as used in such section shall mean the rent in effect immediately prior to the date upon which demand under this section 22.1(b)(2) is made.

      22.2 If the Leased Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this article 22. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent provided under this Lease.

      22.3 Nothing contained in articles 20, 21, or this article shall be deemed to limit or preclude (i) the application to damages of the Security Deposit provided in section 4.1 above or (ii) the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages under applicable law or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in section 22.1 above.

23.   RADON GAS.

      23.1 Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.

      23.2 Additional information regarding radon and radon testing may be obtained from your county public health unit.

24.   MISCELLANEOUS PROVISIONS.

      24.1 Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural and the masculine gender shall include the feminine and neuter genders. The word "person" shall include individuals (i.e., natural persons), corporations, partnerships, associations, trusts, and all other entities of any nature whatsoever. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. For all purposes throughout this Lease, the term "including" shall mean "including (without limitation) and by way of illustration" and the phrase "at any time" shall have the same meaning as the phrase "at any time or times".

      24.2 The descriptive headings or titles of articles of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

      24.3 This instrument contains all of the agreements and conditions made between the parties of this Lease concerning its subject matter, superseding any and all agreements made between them (or between some of them) relative to the Leased Premises (all such prior agreements being hereby expressly revoked), and this instrument and the Lease it represents may not be modified orally or in any manner other than by agreement in writing signed by all parties to this Lease. The attachments to this Lease are all incorporated into this Lease by this reference as if their respective contents were set forth in full in this Lease. Anyone may rely upon a copy of this Lease verified by a notary public to be a true copy of this Lease (and of the writing, if any, endorsed thereon or attached hereto) to the same effect as if such copy were an original.

      24.4 Time is of the essence of each term and provision of this Lease. Except as otherwise expressly provided, days include Saturdays, Sundays, and holidays of all kinds.

      24.5 Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

      24.6 Subject to section 1.2 and article 17, the terms and provisions of this Lease shall be binding upon and operate for the benefit of Landlord and Tenant and their respective heirs, personal representatives, executors, administrators, guardians, successors, and assigns.

      24.7 All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

      24.8 Where the consent of Tenant is required, such consent shall not be unreasonably withheld or delayed.

      24.9 This Lease shall create the relationship of Lessor and Lessee between Landlord and Tenant as to which no estate shall pass out of Landlord, Tenant's interest and rights under this Lease not being subject to levy, sale, or assignment by Tenant.

      24.10 This agreement and the rights and obligations of the parties under this agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

      24.11 If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, including all of its other terms and provisions, and the application of all of the Lease's terms or provisions to persons and circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and such other terms and provisions of this Lease shall be valid and be enforced to the fullest extent permitted by law. If any late charge and/or interest due hereunder violate any federal or state usury or similar law applicable to the terms of this Lease, such late charge and/or interest due hereunder shall be reduced to the maximum amount then permissible under such law.

      24.12 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases and/or subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subleases or subtenancies.

      24.13 In the event of any legal action or proceeding (including all appellate proceedings) between the parties hereto, reasonable attorney fees and expenses of the prevailing party in any such action or proceeding may be added to the judgment therein. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including all reasonable attorney fees.

      24.14 All notices, statements, objections, demands, requests, acceptances, consents, approvals, authorizations, offers, agreements, appointments, directions, designations, or other instruments required or permitted to be given, made, or sent under this Lease by either party to the other shall be in writing duly executed by or in behalf of the party giving or making the same and shall be sufficiently mailed or delivered to the other party when sent as follows -

                  To Tenant at (i) the Leased Premises or, until Tenant shall have commenced occupancy of the Leased Premises, the following or
                  (ii) such other place as Tenant may from time to time designate by notice to Landlord:

                        China Peregrine Food Corporation
                        Phillips Point, West Tower
                        777 South Flagler Drive, Suite 1113
                        West Palm Beach, FL  33401

                  To Landlord at the following or such other place as Landlord may from time to time designate by notice to Tenant:

                        Walters/Gottlieb Partners, Inc.
                        Phillips Point, East Tower
                        777 South Flagler Drive, Suite 221
                        West Palm Beach, FL  33401

                                    and

                        Robert B. Joslyn
                        200 Maple Park Boulevard - Suite 201
                        St. Clair Shores, MI  48081

Except insofar as the instrument may specify a later effective date, the date of its actual delivery, tender of delivery, or refusal of delivery, whichever shall first occur, shall be the effective date of the notice or other legal act or information represented by such instrument and such instrument shall be effective for all purposes from such date.

      24.15 Each power of attorney granted by Tenant to Landlord herein shall (i) continue irrevocably as long as this Lease, with or without modification, remains in effect, (ii) not be affected by the disability or incapacity of Tenant subsequent to the execution of this Lease, and (iii) be coupled with an interest.

25.   AUTHORIZED LEASE EXECUTION AND BROKERAGE REPRESENTATION.

      25.1 Each individual executing this Lease as a director, officer, or agent of a corporation or association represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of such corporation or association in accordance with its bylaws or in accordance with the terms of a duly adopted resolution of the Board of Directors of said corporation or association. Each individual executing this Lease on behalf of a partnership warrants that such individual is a general partner therein and is duly authorized to execute and deliver this Lease on behalf of said partnership.

      25.2 Tenant acknowledges that Walters/Gottlieb Partners, Inc. has exclusively represented Landlord as broker in the negotiation and consummation of this Lease and shall receive commission compensation therefore by Landlord. Tenant represents and warrants that (i) in connection with the negotiation and consummation of this Lease it is representing itself, (ii) there are no brokers who are acting in behalf of Tenant, and (iii) Landlord shall not be responsible or liable for the payment of any brokerage fee, commission, or other charge for brokerage or finder's services except as to Walters/Gottlieb Partners, Inc. Tenant shall indemnify and hold harmless Landlord for any and all claims for brokerage fees, commissions, or other charges for brokerage or finder's services except those from Walters/Gottlieb Partners, Inc.

      25.3 This Lease shall be effective only after Tenant and Landlord has fully executed this Lease.

26.   SPECIAL PROVISIONS.

      Special provisions of this Lease numbered 27 is attached hereto and made a part hereof.

      IN WITNESS WHEREOF, the parties hereto have executed or, when appropriate, have caused this instrument to be executed by duly authorized officers or agents, all as of and effective from and after the day and year first above written and described as the Date of this Lease.

Witnesses:                             China Peregrine Food Corporation
                                       Tenant

____________________________           By _____________________________

                                       January ___, 1999

Witnesses:                             HCF Realty, Inc.
                                       Landlord

_______________________________        By______________________________


                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
                         ___________________________

                    LEASE AGREEMENT - SPECIAL PROVISIONS

27.   TEMPORARY SPACE.

      27.1 Landlord grants to Tenant the right to use suite 207 of The Towers [as shown on Exhibit A attached hereto (hereafter referred to as the Temporary Space")] without payment of Base Rent or Operating Expense (or other rent) therefor for the period commencing January 31, 1999 and ending at 11:59 p.m. on the Commencement Date referred to in article 2 above.

      27.2 All of the terms and provisions of this Lease shall be applicable to the Temporary Space except those relating to Tenant's payment of rent, Landlord's Work, and the Term provided, however, that Tenant shall pay for, indemnify, and hold Landlord harmless against any and all expenses, damages, and claims arising in connection with Tenant's use of the Temporary Space (including any and all costs of recarpeting, repainting, and/or redecorating which may be required in the sole discretion of Landlord after Tenant shall have vacated the Temporary Space).

      27.3 Landlord and Tenant (i) acknowledge that the Temporary Space presently needs recarpeting and paint and (ii) agree that Tenant will not request recarpeting or painting of the Temporary Space and Tenant will not be charged for recarpeting or painting the Temporary Space after it is vacated.


                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
                         ___________________________

                         LEASE AGREEMENT - EXHIBIT B
                              LEGAL DESCRIPTION

A parcel of land in Section 4, Township 42 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows: Beginning at the intersection of the Easterly right-of-way line of State Road No. 5 (U.S. No. 1) with the South line of Government Lot 7 of said Section 4; run thence Northerly along the Easterly right-of-way line of State Road No. 5 (U.S. No. 1) a distance of 275.60 feet to a point; thence run South 86`52'35" East, parallel to the South line of said Government Lot 7, a distance of 282.38 feet to a point on the line between Government Lot 6 and 7, of said Section 4; thence run South 1`51'50" West along said Government Lot line a distance of 274.70 feet to a point in the South line of Government Lot 7 of said Section 4; thence run Westerly along the South line of Government Lot 7 of said Section 4, a distance of 268.66 feet to a point of intersection with the Easterly right-of-way line of State Road No. 5 (U.S. Highway No. 1), the same point being the point of beginning.


                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
                         ___________________________

                         LEASE AGREEMENT - EXHIBIT C
                       IMPROVEMENTS TO LEASED PREMISES

At its expense, Landlord shall construct the Leased Premises, in accordance with the space plan depicted below, by Fisher-Clark Construction Co.'s proposal dated 12/22/98 attached hereto.


                                 THE TOWERS
                                     OF
                         PALM BEACH GARDENS, FLORIDA
                         ___________________________

                         LEASE AGREEMENT - EXHIBIT D
                            RULES AND REGULATIONS


1.    OBSTRUCTIONS TO PASSAGES AND WINDOWS.

      a. Tenant shall not (i) block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways, or stairways of the Building or parking area, (ii) place, empty, or throw any rubbish, litter, trash, or material of any nature into such areas, or (iii) permit such areas to be used at any time except for ingress and egress of Tenant and its patrons, licensees, customers, visitors, or invitees.

      b. Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by Tenant and Tenant shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases, tables, lights, signs, or advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Leased Premises.

2.    TENANT INSTALLATIONS.

      a. Tenant may hang on the walls of the Leased Premises framed photographs, paintings, and other artwork or decorations but Tenant will not otherwise do any painting or decorating in the Leased Premises nor mark, paint or cut into, drive nails or screw into nor in any way deface any part of the Leased Premises or Building. If Tenant desires signal, communication, alarm, or other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the approval and under the direction of Landlord.

      b. All contractors and/or technicians performing work for Tenant within the Leased Premises or Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceiling equipment, or any other physical feature of the Building or Leased Premises. None of this work shall be done by Tenant without Landlord's prior written approval.

      c. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the halls, corridors, or vestibules.

      d. Except in accordance with such terms and conditions as may be specified by Landlord in such prior written approval as Landlord may grant (or withhold), Tenant shall not install any antenna or aerial wires, radio or television equipment, or any other type of equipment inside or outside of the Building.

3.    SIGNS.

      a. No sign, door plaque, advertisement, or notice shall be displayed, painted, or affixed by Tenant, its contractors, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord and then only of such color, size, character, style, and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

      b. Landlord will maintain an alphabetical directory board in the ground floor lobby of the Building containing one name for each Tenant.

4.    TENANT ACTIVITIES.

      a. Tenant shall not use the Leased Premises or Building for housing, lodging, or sleeping purposes or for the cooking or preparation of food.

      b. Tenant, together with its contractors, patrons, licensees, customers, visitors, and invitees, shall not bring into the Building or Leased Premises or keep on the Leased Premises any fish, fowl, reptile, insect, or animal (except for such seeing eye dogs and other animals directly utilized at such time to assist handicapped individuals) or any bicycle or other vehicle (wheelchairs and baby carriages excepted).

      c. Tenant shall not permit the operation of any musical or sound-producing instruments or devices which may be heard outside the Leased Premises or Building or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

      d. Before leaving the Leased Premises unattended, Tenant shall close and lock all doors and shut off all utilities (damage resulting from failure to do so shall be paid by Tenant). Before closing for the day and leaving the Leased Premises, Tenant shall draw all blinds and/or draperies.

      e. The plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who (or whose contractors, patrons, customers, licensees, visitors, or invitees) shall have caused it.

      f. No space in the Building shall be used for manufacturing, public sales, the storage of merchandise, or the sale or auction of merchandise, goods, or property of any kind.

      g. Tenants employing laborers or others outside of the Building shall not have their employees paid in the Building but shall arrange to pay their payrolls elsewhere.

      h. Tenant shall not (i) use the name of the Building for any purpose other than that of the business address of Tenant or (ii) use any picture or likeness of the Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapping material.

      i. Tenant, in addition to its patrons, customers, licensees, visitors, and invitees, shall not solicit business in the Building's parking facilities or common areas nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Building's parking facilities.

      j. Tenant shall not permit its patrons, customers, licensees, visitors, or invitees to create any nuisance or interfere with, annoy, or disturb any other tenant or Landlord in its operation of the Building or commit waste to be committed in the Leased Premises or Building.

5.    BUILDING HOURS AND VISITORS.

      a. Landlord reserves the right to close the Building from 7:00 p.m. to 8:00 a.m., subject, however, to Tenant's right to admittance in such manner prescribed by Landlord, and to require that persons entering the Building identify themselves and establish their right to enter or to leave the Building.

      b. Landlord shall have the right to exclude any person from the Building other than during customary business hours and any person in the Building will be subject to identification by the employees and agents of Landlord. All persons entering or in the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security service for the premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense.

      c. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to the Property Manager's office.

6.    DELIVERIES AND HAND TRUCKS.

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      a.    The movement of furniture, equipment, machines, merchandise, or materials within, into, or out of the Leased Premises or Building shall be restricted to times, methods, and routings of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to (i) all persons and property and (ii) the Property, Leased
Premises, and Building in such movement. Tenant shall not move furniture, equipment, machines, merchandise, or materials within, into, or out of Leased Premises or Building without having first obtained a written permit from Landlord at least 24 hours in advance. Safes, large files, electronic data processing equipment, and other heavy equipment or machines shall be moved into the Leased Premises or Building only with Landlord's written consent.

      b. There shall not be used in any space or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

      c. Any of Tenant's fixtures, furniture, and equipment to be brought into the Building shall be the size and weight that in whole or disassembled parts can be placed on the elevator and pass through the doors of the Leased Premises and Building.

7.    CLEANING AND TRASH.

      a. The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 7:00 p.m. and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. In this regard, Tenant shall also empty all glasses, cups, and other containers holding any type of liquid whatsoever.

      b. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building (excepting Tenant's Leased Premises) for disposal.

8.    RESPONSIBILITY FOR DAMAGES, THEFT, ETC.

      a. Tenant will be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

      b. All plate and other glass now in the Leased Premises or Building which is broken through cause attributable to Tenant or its contractors, patrons, licensees, customers, visitors, or invitees shall be replaced by and at the expense of Tenant under the direction of Landlord.

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      c.    Landlord shall not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises or Building regardless of how or when loss occurs.

9.    MISCELLANEOUS.

      a. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning and heating equipment, plumbing, electric facilities, or any part or appurtenance of the Leased Premises.

      b. All references herein to Tenant shall include Tenant's officers, agents, servants, and employees.